Exhibit 99.1
OMEROS SECURES $40 MILLION
COMMITTED EQUITY FINANCING FACILITY
SEATTLE, WASHINGTON — July 29, 2010 — Omeros Corporation (NASDAQ: OMER) today announced that it has secured a committed equity financing facility under which it may sell up to $40 million of its shares of common stock to Azimuth Opportunity, Ltd. (the “investor”) over a 24-month period. Omeros is not obligated to use the facility and remains free to enter into and consummate other equity, debt and non-dilutive financing transactions. Omeros intends to use the proceeds from future sales of securities under the facility, if any, for general corporate purposes.
“We are pleased to partner with Azimuth,” stated Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “This financing vehicle provides flexibility and potentially strengthens our position as we pursue strategic opportunities.”
Omeros will determine, at its sole discretion, the timing, dollar amount and floor price per share for any draw under this facility, subject to certain limitations. When and if Omeros elects to use the facility, the number and price of shares sold in each draw will be determined by a contractual formula and the investor will purchase shares at a pre-negotiated discount to the volume-weighted average price of Omeros’ common stock over a multi-day pricing period. The actual amount of funds that can be raised under this facility will depend on the number of shares sold under the agreement and the market value of Omeros’ stock during the pricing period of each sale. Omeros may not issue more than 4,297,495 shares in connection with the facility. In partial consideration for Azimuth’s execution and delivery of the Purchase Agreement, Omeros paid to Azimuth upon the execution and delivery of the Purchase Agreement $100,000 in cash.
The issuance of these securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act’), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) and Rule 506 of Regulation D of the Securities Act.
Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, will act as placement agent and receive a fee for its services equal to 0.5% of the aggregate dollar amount of common stock purchased by Azimuth upon settlement of each draw under the facility.
The offer and sale of the shares of Omeros’ common stock issuable under the facility have not been registered under the Securities Act. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Omeros has agreed to file within 60 days a registration statement on Form S-1, covering the resale of the common stock issued and issuable in accordance with the terms of the facility.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Omeros Corporation
Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products focused on inflammation and disorders of the central nervous system.
Forward-Looking Statements
This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections, including Omeros’ expectations regarding the use of the facility, planned use of proceeds, if any, from sales of its common stock in connection with the facility, the flexibility that the facility provides as well as its ability to strengthen Omeros’ position as it pursues strategic opportunities and the anticipated filing of a registration statement on Form S-1 to cover the resale of shares issued to the investor. These forward-looking statements involve risks and uncertainties, many of which are beyond Omeros’ control. These risks, uncertainties and other factors could cause actual results to differ materially from those projected in forward-looking statements. For a detailed description of risks and uncertainties faced by Omeros, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on EDGAR. Omeros does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
Additional Information
Additional information relating to Omeros can be found at www.omeros.com or on U.S. EDGAR at www.sec.gov.
Contact:
Jennifer Cook Williams
Cook Williams Communications, Inc.
Investor and Media Relations
360.668.3701
jennifer@cwcomm.org